                                                                     EXHIBIT 3.3

                                 LTX CORPORATION

                                    BY-LAWS

                                TABLE OF CONTENTS

Title                                                                         Page
Article I - General ................................................           1
    Section 1.1.   Offices .........................................           1
    Section 1.2.   Seal ............................................           1
    Section 1.3.   Fiscal Year .....................................           1

Article II - Stockholders ..........................................           1
    Section 2.1.   Place of Meeting ................................           1
    Section 2.2.   Annual Meetings .................................           1
    Section 2.3.   Special Meetings ................................           2
    Section 2.4.   Notice of Meetings ..............................           2
    Section 2.5.   Quorum ..........................................           2
    Section 2.6.   Voting ..........................................           3
    Section 2.7.   Inspectors of Election ..........................           3
    Section 2.8.   Action Without Meeting ..........................           4

Article III - Directors ............................................           4
    Section 3.1.   Powers ..........................................           4
    Section 3.2.   Number, Election and Term of Office .............           4
    Section 3.3.   Place of Meetings ...............................           4
    Section 3.4.   Annual Meetings .................................           5
    Section 3.5.   Regular Meetings ................................           5
    Section 3.6.   Special Meetings ................................           5
    Section 3.7.   Notice of Meetings ..............................           5
    Section 3.8.   Quorum ..........................................           6
    Section 3.9.   Voting ..........................................           6
    Section 3.10.  Action Without Meeting ..........................           6
    Section 3.11.  Meetings by Telephone Conference Calls ..........           6
    Section 3.12.  Resignations ....................................           6
    Section 3.13.  Removal .........................................           6
    Section 3.14.  Vacancies .......................................           7
    Section 3.15.  Compensation of Directors .......................           7
    Section 3.16.  Committees ......................................           7
    Section 3.17.  Issuance of Stock ...............................           7

Article IV - Officers ..............................................           7
    Section 4.1.   Officers ........................................           7
    Section 4.2.   Election and Term of Office .....................           8
    Section 4.3.   President .......................................           8
    Section 4.4.   Vice Presidents .................................           8

                                      (ii)

                                TABLE OF CONTENTS
                                  (Continued)

Title                                                                      Page
    Section 4.5.  Treasurer and Assistant Treasurer ..............           8
    Section 4.6.  Clerk and Assistant Clerk ......................           9
    Section 4.7.  Secretary and Assistant Secretary ..............           9
    Section 4.8.  Resignation ....................................           9
    Section 4.9.  Removal ........................................           9
    Section 4.10. Vacancies ......................................          10
    Section 4.11. Subordinate Officers ...........................          10
    Section 4.12. Compensation ...................................          10

Article V - Stock ................................................          10
    Section 5.1.  Stock Certificates .............................          10
    Section 5.2.  Transfer of Stock ..............................          11
    Section 5.3.  Fixing Date for Determination of Stockholders'
                  Rights .........................................          11
    Section 5.4.  Lost, Mutilated or Destroyed Certificates ......          12

Article VI - Miscellaneous Management Provisions..................          12
    Section 6.1.  Execution of Instruments .......................          12
    Section 6.2.  Corporate Records ..............................          12
    Section 6.3.  Voting of Securities ...........................          13
    Section 6.4.  Conflict of Interest ...........................          13
    Section 6.5.  Indemnification ................................          14

Article VII - Amendments .........................................          15
    Section 7.1.  General ........................................          15
    Section 7.2.  Date of Annual Meeting of Stockholders .........          15
    Section 7.3.  Requirements for Certain Amendments.............          16

Article VIII
    Section 8.1.  Control Share Acquisitions .....................          17

                                 LTX CORPORATION

                                    BY-LAWS

                               Article I - General

      Section 1.1. Offices. The principal office of the corporation shall be in Newton Highlands, Massachusetts. The corporation may also have offices at such other place or places within or without Massachusetts as the Board of Directors may from time to time determine or the business of the corporation may require.

      Section 1.2. Seal. The seal of the corporation shall be in the form of a circle inscribed with the name of the corporation, the year of its incorporation and the word "Massachusetts". When authorized by the Board of Directors and to the extent not prohibited by law, a facsimile of the corporate seal may be affixed or reproduced.

      Section 1.3. Fiscal Year. The fiscal year of the corporation shall be the twelve months ending July 31 of each year.

                           Article II - Stockholders

      Section 2.1. Place of Meeting. Meetings of stockholders shall be held at the principal office of the corporation or, to the extent permitted by the Articles of Organization, at such other place within the United States as the Board of Directors may from time to time designate.

Replaced Dec. 14, '82

      Section 2.2. Annual Meetings. The annual meetings of stockholders shall be held at such hour as may from time to time be designated by the Board of Directors, on the third Tuesday in October of each year, beginning in 1977, or, if a legal holiday, on the next succeeding full business day, for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before such meeting. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Articles of Organization or these By-laws. If the annual meeting is not held on the date determined in accordance with this Section, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

Replaced Dec.12, '89

      Section 2.3. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors, and shall be called by the Clerk or, in case of death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote at the meeting. At any special meeting only business to which a reference shall have been contained in the notice of such meeting may be transacted.

      Section 2.4. Notice of Meetings. Written or printed notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting shall be given by the Clerk or other officer calling the meeting at least seven days, but not more than sixty days, before the meeting to each stockholder entitled to vote at the meeting or entitled to such notice by leaving such notice with him at his residence or usual place of business or by mailing it, postage prepaid, and addressed to the stockholder at his address as it appears in the records of the corporation. No notice need be given to any stockholder if he, or his authorized attorney, waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his presence, in person or by proxy, at the meeting. Any person authorized to give notice of any such meeting may make affidavit of such notice, which, as to the facts therein stated, shall be conclusive. It shall be the duty of every stockholder to furnish to the Clerk of the corporation or to the transfer agent, if any, of the class of stock owned by him, his current post office address.

      Section 2.5. Quorum. At all meetings of stockholders the holders of a majority in interest of all capital stock entitled to vote at such meeting or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, a majority in interest of each class, present in person or represented by proxy, shall constitute a quorum. The announcement of a quorum by the officer presiding at the meeting shall constitute a conclusive determination that a quorum is present. The

                     AMENDMENT ADOPTED BY THE STOCKHOLDERS

                              ON DECEMBER 12. 1982

VOTED: That Section 2.2 of the Corporation's By-Laws by replaced by the following:

Replaced June 2, 1994.

               Section 2.2. Annual Meetings. The annual meetings of Stockholders shall be held at such hour as may from time to time be designated by the Board of Directors, on the second Tuesday in December of each year, or, if a legal holiday, on the next succeeding full business day, for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before such meeting. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Articles of Organization or these By-Laws. If the annual meeting is not held on the date determined in accordance with this Section, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

--------------------------------------------------------------------------------

                     AMENDMENT ADOPTED BY THE STOCKHOLDERS

                              ON DECEMBER 12, 1990

VOTED: That Section 2.3 of the Corporation's By-Laws be replaced by the following:

               Section 2.3. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors, and shall be called by the Clerk or, in case of death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent in interest of the capital stock entitled to vote at the meeting. At any special meeting only business to which a reference shall have been contained in the notice of such meeting may be transacted.

                            AMENDMENT ADOPTED BY THE
                       BOARD OF DIRECTORS ON JUNE 2, 1994

VOTED: That Section 2.2 of the Corporation's By-Laws is hereby amended and restated in its entirety as follows:

               Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held within six months after the end of the corporation's fiscal year specified by these By-Laws. The date and hour of the annual meeting shall be fixed by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

absence of such an announcement shall have no significance. Shares of its own stock held by the corporation or held for its use and benefit shall not be counted in determining the total number of shares outstanding at any particular time. If a quorum is not present or represented, the stockholders present or represented and entitled to vote at such meeting, by a majority vote, may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of one or more stockholders so as to leave less than a quorum.

      Section 2.6. Voting. Except as otherwise provided by law or the Articles of Organization, at all meetings of stockholders each stockholder shall have one vote for each share of stock entitled to vote and registered in his name and a proportionate vote for a fractional share. Any stockholder may vote in person or by proxy dated not more than six months prior to the meeting and filed with the Clerk of the meeting. Every proxy shall be in writing, subscribed by a stockholder or his authorized attorney-in-fact, and dated. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. No proxy shall be valid after the final adjournment of the meeting. Voting on all matters, including the election of directors, shall be by voice vote unless voting by ballot is requested by any stockholder. Except as otherwise provided by law, the Articles of Organization, or these By-laws, at all meetings of stockholders all questions shall be determined by a vote of a majority of the shares voting, or, if two or more classes of stock are entitled to vote as separate classes, a vote of a majority of the shares voting of each class voting, present in person or represented by proxy. The corporation shall not, directly or indirectly, vote shares of its own stock.

      Section 2.7. Inspectors of Election. Two inspectors may be appointed by the Board of Directors before or at each meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which they are appointed, such inspectors shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

      Section 2.8. Action Without Meeting. Any action which may be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                            Article III - Directors

      Section 3.1. Powers. Except as otherwise provided by law, the Articles of Organization or these By-laws, the business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation.


Amended by operation of law pursuant to enactment of Sec. 50A of a. 156B of Mass. General Laws

      Section 3.2. Number, Election and Term of Office. The Board of Directors shall consist of not less than three nor more than seven directors. Within the limits specified, the number of directors shall be determined (a) by a vote of the stockholders at the annual meeting, or (b) by a vote of the stockholders at a special meeting called for the purpose by the Board of Directors, or (c) by vote of the Board of Directors. Except for the initial directors and except as provided in Section 3.14, the directors shall be elected at the annual meeting of the stockholders or at a special meeting. All directors shall hold office until the following annual meeting or special meeting in lieu of the annual meeting and until their successors are chosen and qualified.


      Section 3.3. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the Commonwealth of Massachusetts.

               AMENDMENTS ENACTED BY OPERATION OF LAW PURSUANT TO
                MASSACHUSETTS GENERAL LAWS, CH. 156B SECTION 50A

      Section 3.2 Number, Election and Term of Office. The number of directors shall be not less than three, except that whenever there shall be only two stockholders, the number of directors shall be not less than two and whenever there shall be only one stockholder, the number of directors shall be not less than one.

The Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. One of such classes of directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of directors and their respective classifications, provided that any such action does not operate to remove a director elected by the stockholders other than in the manner specified in the Articles of Organization or the By-laws. Except as otherwise provided in accordance with these By-laws, the members of each class shall be elected for a term of three years and shall serve until their successors are elected and qualified. Any successor to a director whose seat becomes vacant shall serve for the remainder of the term of his predecessor and until his successor is elected and qualified. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, a director shall hold office until the annual meeting of stockholders held in the third year following the year of his election and thereafter until his successor is chosen and qualified.

      Section 3.13 Removal. A director whose term is classified in accordance with these By-laws may be removed from office only for cause by vote of either
(a) the holders of a majority of the shares outstanding and entitled to vote in the election of directors or (b) a majority of the directors then in office. "Cause" shall mean, in the case of the removal of a director whose term is classified in accordance with these By-laws, only (i) conviction of a felony
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

      Section 3.14 Enlargement of the Board of Directors; Vacancies. The number of directors whose terms are classified in accordance with the provisions of these By-laws may be increased by the directors by the affirmative vote of a majority of the directors then in office. Any vacancy at any time existing in the Board of Directors among those directors whose terms are classified in accordance with these By-laws, whether resulting from an increase in the size of the Board of Directors, from the death, resignation. disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

      Section 3.4. Annual Meetings. A meeting of the Board of Directors for the election of officers and the transaction of general business shall be held each year beginning in 1977, at the place of and immediately after the final adjournment of the annual meeting of stockholders or the special meeting in lieu of the annual meeting. No notice of such annual meeting need be given.

      Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time and place as the Board of Directors may determine. Any director not present at the time of the determination shall be advised, in writing, of any such determination.

      Section 3.6. Special Meetings. Special meetings of the Board of Directors, including meetings in lieu of the annual or regular meetings, may be held upon notice at any time upon the call of the President and shall be called by the President or the Clerk or, in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application, signed by any two directors, stating the purpose of the meeting.

      Section 3.7. Notice of Meetings. Wherever notice of any meetings of the Board of Directors is required by these By-laws or by vote of the Board of Directors, such notice shall state the place, date and hour of the meeting and shall be given to each director by the President, Clerk or other officer calling the meeting at least two days prior to such meeting if given in person by telephone or by telegram or at least four days prior to such meeting if given by mail. Notice shall be deemed to have been duly given, if by mail, by depositing the notice in the post office as a first class letter, postage prepaid, or, if by telegram, by completing and filing the notice on a telegraph blank and paying the requisite fee at any telegraph office, the letter or telegram being addressed to the director at his last known mailing address as it appears on the books of the corporation. No notice need be given to any director who waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his attendance at the meeting without protesting at or before the commencement of the meeting the lack of notice to him. No notice of adjourned meetings of the Board of Directors need be given.

      Section 3.8. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office, but in no event less than two directors, shall constitute a quorum. If a quorum is not present, those present may adjourn the meeting from time to time until a quorum is obtained. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      Section 3.9. Voting. At any meeting of the Board of Directors the vote of a majority of those present shall decide any matter except as otherwise provided by law, the Articles of Organization or these By-laws.

      Section 3.10. Action Without Meeting. Any action which may be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

      Section 3.11. Meetings by Telephone Conference Calls. Directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      Section 3.12. Resignations. Any director may resign by giving written notice to the President or Clerk. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

Amended by operation of law pursuant to the enactment of Sec. 50A of Ch. 156B of the Mass. Genera1 Laws.


      Section 3.13. Removal. A director may be removed from office with or without cause by vote of the holders of a majority in interest of the stock entitled to vote in the election of such director and may be removed from office with cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                AMENDMENTS ENACTED BY OPERATION OF LAW PURSUANT
              TO MASSACHUSETTS GENERAL LAWS, CH. 156B SECTION 50A

      Section 3.2 Number, Election and Term of Office. The number of directors shall be not less than three, except that whenever there shall be only two stockholders, the number of directors shall be not less than two and whenever there shall be only one stockholder, the number of directors shall be not less than one.

The Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. One of such classes of directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of directors and their respective classifications, provided that any such action does not operate to remove a director elected by the stockholders other than in the manner specified in the Articles of Organization or the By-laws. Except as otherwise provided in accordance with these By-laws, the members of each class shall be elected for a term of three years and shall serve until their successors are elected and qualified. Any successor to a director whose seat becomes vacant shall serve for the remainder of the term of his predecessor and until his successor is elected and qualified. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, a director shall hold office until the annual meeting of stockholders held in the third year following the year of his election and thereafter until his successor is chosen and qualified.

      Section 3.13 Removal. A director whose term is classified in accordance with these By-laws may be removed from office only for cause by vote of either
(a) the holders of a majority of the shares outstanding and entitled to vote in the election of directors or (b) a majority of the directors then in office. "Cause" shall mean, in the case of the removal of a director whose term is classified in accordance with these By-laws, only (i) conviction of a felony
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

      Section 3.14 Enlargement of the Board of Directors; Vacancies. The number of directors whose terms are classified in accordance with the provisions of these By-laws may be increased by the directors by the affirmative vote of a majority of the directors then in office. Any vacancy at any time existing in the Board of Directors among those directors whose terms are classified in accordance with these By-laws, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

Sect 3.14 Amended by operation of law pursuant to the enactment of Sect. 50A of Ch. 156B of the Mass. General Laws


      Section 3.14. Vacancies. In the event of a vacancy in the Board of Directors, by reason of an enlargement of the Board of Directors or otherwise, the remaining directors, by majority vote, may elect a director to fill such vacancy and may exercise the powers of the full Board of Directors until the vacancy is filled.

      Section 3.15. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 3.16. Committees. The Board of Directors may, by vote of a majority of the directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Articles of Organization or these By-laws. Except as the Board of Directors may otherwise determine, any such committee shall be governed in the conduct of its business by the rules governing the conduct of the business of the Board of Directors contained in these By-laws and may, by majority vote of the entire committee, make other rules for the conduct of its business. The Board of Directors shall have power at any time to fill vacancies in any such committees, to change its membership or to discharge the committee.

      Section 3.17. Issuance of Stock. The Board of Directors shall have power to issue and sell or otherwise dispose of such shares of the corporation's authorized but unissued capital stock to such persons and at such times and for such consideration, cash, property, services, expenses, or otherwise, and upon such terms as it shall determine from time to time.

                             Article IV - Officers

      Section 4.1. Officers. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers with such other titles as the Board of Directors may determine including but not limited to a Chairman of the Board of Directors, a Secretary, one or more Vice Presidents, Assistant Treasurers and Assistant Clerks, and Assistant Secretaries. Any two offices may be held by the same person except that the Clerk shall not also serve as President or Treasurer. Any officer may be required to give a bond for the faithful performance of his duties in such form and with such sureties as the Board of Directors may determine.

      Section 4.2. Election and Term of Office. Except for the initial officers and except as provided in Section 4.10, the President, Treasurer and Clerk shall be elected by the Board of Directors at its annual meeting or at the special meeting held in lieu of the annual meeting and shall hold office until the following annual meeting of the Board of Directors or the special meeting in lieu of said annual meeting and until their successors are chosen and qualified. Other officers may be chosen by the Board of Directors at the annual meeting or any other meeting and shall hold office for such period as the Board of Directors may prescribe.

      Sec. 4.3     Dec. 22, 81

      Section 4.4. (12/22/81)

      Section 4.3. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer of the corporation. He shall have the general control and management of the corporation's business and affairs. He need not be a director. Unless there is a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.

      Section 4.5 (12/22/81)

      Section 4.4. Vice Presidents. The Vice President, or if there be more than one, the Vice Presidents, shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to him or them from time to time by the Board of Directors or the President. The Board of Directors may designate a Vice President as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

      Section 4.6 (12/22/81)

      Section 4.5. Treasurer and Assistant Treasurer. The Treasurer shall be the principal financial officer of the corporation. He shall have custody and control over all funds and securities of the corporation, maintain full and adequate accounts of all moneys received and paid by him on account of the corporation and, subject to the control of the Board of Directors, discharge all duties incident to the office of Treasurer. Any Assistant

                    Amendment Adopted By Board of Directors
                             on December 22, 1981

VOTED: To renumber Sections 4.3 through 4.12 of the Corporation's by-laws as Sections 4.4 through 4.13 respectively, and to insert the following new Section 4.3:

               Section 4.3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and Directors and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

Treasurer shall perform such of the duties of the Treasurer and such other duties as the Board of Directors, the President or the Treasurer may designate. The Treasurer shall have authority, in connection with the normal business of the corporation, to sign contracts, bids, bonds, powers of attorney and other documents when required.

      Section 4.7.  (12/22/81)

      Section 4.6. Clerk and Assistant Clerk. The Clerk shall be the principal recording officer of the corporation. He shall record all proceedings of the stockholders and discharge all duties incident to the office of Clerk. Unless a Secretary is appointed by the Board of Directors to perform such duties, the Clerk shall record all proceedings of the Board of Directors and of any committees appointed by the Board of Directors. Any Assistant Clerk shall perform such of the duties of the Clerk and such other duties as the Board of Directors, the President or the Clerk may designate. In the absence of the Clerk or any Assistant Clerk from any meeting of stockholders, the Board of Directors or any committee appointed by the Board of Directors, a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk. The Clerk shall be a resident of the Commonwealth of Massachusetts unless a resident agent has been appointed by the corporation pursuant to law to accept service of process.

      Section 4.8.  (12/22/81)

      Section 4.7. Secretary and Assistant Secretary. If appointed by the Board of Directors, the Secretary shall record all proceedings of the Board of Directors and discharge all duties incident to the office of Secretary. Any Assistant Secretary shall perform such of the duties of the Secretary and such other duties as the Board of Directors, President or Secretary may designate. The Board of Directors and any committee appointed by the Board of Directors may appoint a Secretary and one or more Assistant Secretaries to perform the functions of the Secretary and Assistant Secretary for such committee.

      Section 4.9.  (12/22/81)

      Section 4.8. Resignation. Any officer may resign by giving written notice to the President or Clerk. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

      Section 4.10. (12/22/81)

      Section 4.9.  Removal. An officer may be removed
from office with cause, after reasonable notice and opportunity to be heard, or without cause, in either case, by vote of a majority of the directors then in office.

      Section 4.11. (12/22/81)

      Section 4.10. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk.

      Section 4.12. (12/22/81)

      Section 4.11. Subordinate Officers. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe their powers and duties. The term "subordinate officers" shall in no event include the President, Treasurer and Clerk.

      Section 4.13. (12/22/81)

      Section 4.12. Compensation. The Board of Directors may fix the compensation of all officers of the corporation and may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

                               Article V - Stock

      Section 5.1. Stock Certificates. Each stockholder shall be entitled to a certificate or certificates of stock of the corporation in such form as the Board of Directors may from time to time prescribe. Each certificate shall be duly numbered and entered in the books of the corporation as it is issued, shall state the holder's name and the number and the class and the designation of the series, if any, of his shares, shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer and may, but need not, be sealed with the seal of the corporation. If any stock certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation, the signatures thereon of the officers may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation and delivered with the same effect as if he were such officer at the time of its issue. Every certificate of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction, or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued at a time when the corporation is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      Section 5.2. Transfer of Stock. Subject to any transfer restrictions then in force, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Such transfer shall be effected by delivery of the old certificate, together with a duly executed assignment and power to transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature and such proof of authority to make the transfer as the corporation or its agents may reasonably require, to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate, who shall thereupon cancel the old certificate and issue a new certificate. The corporation may treat the holder of record of any share or shares of stock as the owner of such stock, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have notice thereof, express or otherwise.

      Section 5.3. Fixing Date for Determination of Stockholders' Rights. The Board of Directors may fix in advance a time, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, to receive such dividend or distribution, to receive such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to express such consent or dissent. In such case only stockholders of record on the date so fixed shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. In lieu of fixing such record date, the Board of Directors may close the stock transfer books for all or any part of such period. In any case in which the Board of Directors does not fix a record date or provide for the closing of the transfer books, the record date shall be the thirtieth day next preceding the date of such meeting, the dividend payment or distribution date, the date for allotment of rights, the date for exercising of rights in respect of any such change, conversion or exchange of capital stock, or the date for expressing such consent or dissent, as the case may be.

      Section 5.4. Lost, Mutilated or Destroyed Certificates. No certificates for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, mutilated or destroyed, except upon production of such evidence of the loss, mutilation or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the Board of Directors may prescribe and as required by law.

                Article VI - Miscellaneous Management Provisions

      Section 6.1. Execution of Instruments. Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all instruments, documents deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the President or a Vice President, or by the Treasurer or an Assistant Treasurer, or by the Clerk. Facsimile signatures may be used in the manner and to the extent authorized generally or in particular cases by the Board of Directors.

      Section 6.2. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws, and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at an office of its Clerk, its resident agent or its transfer agent. The copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose. They shall not be available for inspection to secure a list of stockholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

      Section 6.3. Voting of Securities owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted in person at any meeting of security holders of such other corporation by the President of this corporation if he is present at such meeting, or in his absence by the Treasurer of this corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

      Section 6.4. Conflict of Interest. No contract or other transaction of the corporation shall, in the absence of fraud, be affected or invalidated by the act that any stockholder, director or officer of the corporation or any corporation, firm or association of which he may be a director, officer, stockholder or member may be a party to or may have an interest, pecuniary or otherwise, in, any such contract or other transaction, provided that the nature and extent of his interest was disclosed to, or known by, the entire Board of Directors before acting on such contract or other transaction. Except in the case of any contract or other transaction between the corporation and any other corporation controlling, controlled by or under common control with the corporation, any director of the corporation who is also a director, officer, stockholder or member of any corporation, firm or association with which the corporation proposes to contract or transact any business, or who has an interest, pecuniary or otherwise, in any such contract or other transaction, may not be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or such transaction, and such director shall not participate in the vote to authorize any such contract or transaction. Any such contract or transaction may be authorized or approved by a majority of the directors then in office and not disqualified by this Section 6.4 to vote on such matters, even though the disinterested directors do not constitute a quorum.

Replaced
Dec. 8, '87

      Section 6.5. Indemnification. The corporation shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys' fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the corporation, or, at its request, a director, officer, stockholder or member of any other corporation, firm or association of which the corporation is a stockholder or creditor and by which he is not so indemnified, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expenses or at the time the indemnification is made. No indemnification shall be made hereunder (a) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation, or (b) otherwise prohibited by law. The

                     AMENDMENT ADOPTED BY THE STOCKHOLDERS

                              ON DECEMBER 8, 1987

VOTED: That Section 6.5 of the Company's By-Laws be be replaced by the following:

               Section 6.5 Indemnification. (a) The Corporation shall shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys' fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the corporation, or, at its request, a director, officer, stockholder or member of any other corporation, firm, association or other organization or by reason of his serving or having served, at its request, in any capacity with respect to any employee benefit plan, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expenses or at the time the indemnification is made. No indemnification shall be made hereunder (i) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan), or (ii) otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer my otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer. The Corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder.

                      (b) The Board of Directors may, without stockholder
               approval, authorize the Corporation to enter into agreements, including any amendments or modification thereto, with any of its directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the Corporation's Articles of Organization and By-laws.

                      (c) No amendment to or repeal of this section shall have
               any adverse effect on (i) the right of any director or officer under any agreement entered into prior thereto, or (ii) the rights of any director or officer hereunder relating to his service, for which he would other wise be entitled to indemnity hereunder, during any period prior to such amendment or repeal.

                     AMENDMENT ADOPTED BY THE STOCKHOLDERS

                              ON DECEMBER 9. 1986

VOTED: That the following new Section 6.6 "Anti-Self-Dealing" amendment be added to the Company's By-Laws:

               "Section 6.6. Transactions With Related Persons. The affirmative vote of the holders of not less than seventy-five percent of all outstanding shares of capital stock of the corporation entitled to vote thereon and the affirmative vote of holders of not less than two-thirds of all such outstanding shares not held by any Related Person (as hereinafter defined) shall be required for the approval or authorization of any Related Person Transaction (as hereinafter defined), whether or not any stockholder approval or authorization of such Related Person Transaction would otherwise be retired; provided, however, that the seventy-five percent and two-thirds voting requirements shall not be applicable if:

               "(1) The 'Continuing Directors' of the corporation (as hereinafter defined) by a two-thirds vote of the Continuing Directors then in office have approved the Related Person Transaction; or

               "(2) The Related Person Transaction is solely between the corporation and another corporation, one hundred percent of the shares of outstanding capital stock entitled to vote generally in the election of directors of which is owned directly or indirectly by the corporation.

               "For the purposes of the proceding and succeeding paragraphs:

                      "(i)   The term 'Continuing Director' shall mean a
               director who was a member of the Board of Directors of the corporation immediately prior to the time that any Related Person involved in a Related Person Transaction became a Related Person.

                      "(ii)  The term 'Related Person' shall mean and include
               any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates (as such terms are defined in Rule 12b-2, or any successor rule, promulgated under the Securities Exchange Act of 1934), beneficially owns (as defined in Rule 13d-3, or any successor rule, promulgated under the Securities Exchange Act of 1934) in the aggregate ten percent or more of all outstanding shares of capital stock of the corporation, entitled to vote generally for directors and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limiting the foregoing, any shares of stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

                      "(iii) The term 'Related Person Transaction' shall mean
               generally any business, financial employment or other agreement or arrangement with any Related Person, or any action, consent or other arrangement which affects the rights or obligations of the corporation with respect to a Related Person, and shall include, but shall not be limited to, the following:

                      "(a) any merger, consolidation or share exchange of the
               corporation or any of its subsidiaries with or into (i) any Related Person, or (ii) any other corporation (whether or not itself a Related Person) which is, or after such merger, consolidation or share exchange would be, an Affiliate of a Related Person; in each case irrespective of which corporation or company is the surviving entity;

                      "(b) any merger or consolidation of a Related Person with
               or into the corporation or a subsidiary of the corporation;

                      "(c) any sale, lease, exchange, transfer or other
               disposition, including without limitation a mortgage or any other security device, of all or any tangible or intangible assets of the corporation or of a subsidiary of the corporation to a Related Person;

                      "(d) any sale, lease, exchange, transfer, loan or other
               disposition of all or any tangible or intangible assets of a Related Person to the corporation or a subsidiary of the corporation;

                      "(e) the issuance of any securities or the loan of any
               asset of the corporation or a subsidiary of the corporation to a Related Person;

                      "(f) any recapitalization that would have the effect of
               increasing the voting power of a Related Person with respect to the corporation;

                      "(g) any loan or other extension of credit by the Company
               to a Related Person or by a Related Person of the Company;

                      "(h) any employment or consulting agreement or arrangement between the Company and a Related Person;

                      "(i) any agreement, contract or other arrangement
               providing for any of the transactions described in this definition of Related Person Transaction.

                      "Anything in these By-Laws to the contrary
               notwithstanding, this Section 6.6 shall not be replealed, modified or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent of all outstanding shares of capital stock of the corporation entitled to vote thereon and by the affirmative vote of holders of not less than two-thirds of all such outstanding shares held by any Related Person; provided however, that any amendment, modification or repeal of any of this Section 6.6 declared advisable by the affirmative vote of two-thirds of the Continuing Directors then in office may be approved by the affirmative vote of the holders of not less than two-thirds of all outstanding shares of capital stock of the corporation entitled to vote thereon."

foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer.

Section 6.6. Added Dec. 9, '86

                            Article VII - Amendments


      Section 7.1. General. These By-laws may be amended, added to or repealed, in whole or in part, (a) by vote of the stockholders at a meeting, where the substance of the proposed amendment is stated in the notice of the meeting, or
(b) by vote of a majority of the directors then in office, except that no amendment may be made by the Board of Directors on matters reserved to the stockholders by law or the Articles of Organization or which changes the provisions of these By-laws relating to meetings of Stockholders, to the removal of directors or to the requirements for amendment of these By-laws. Notice of any amendment, addition or repeal of any By-law by the Board of Directors stating the substance of such action shall be given to all stockholders not later than the time when notice is given of the meeting of stockholders next following such action by the Board of Directors. Any By-law adopted by the Board of Directors may be amended or repealed by the stockholders.

      Section 7.2. Date of Annual Meeting of Stockholders. No amendment of these By-laws changing the date of the annual meeting of stockholders may be made within sixty days before the date fixed in these By-laws for such meeting. Notice of such change shall be given to all stockholders at least twenty days before the new date fixed for the meeting.

Section 7.3. Added Dec. 9, '86

Section 7.3 deleted by operation of law pursuant to the enactment of Mass. Gen Laws Chapter 156B, Section 50A.

                     AMENDMENT ADOPTED BY THE STOCKHOLDERS

                              ON DECEMBER 9, 1986

VOTED:         The the following new Section 7.3 be added to the Company's
               By-Laws:

This section 7.3 deleted by operation of law pursuant to the enactment of Mass. General Laws, Chapter 156B, Section 50A.

               "Section 7.3 Requirements for Certain Amendments. Anything in these By-Laws to the contrary notwithstanding, Sections 3.2, 3.13, and this Section 7.3 shall not be replealed, modified or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent of all outstanding shares of capital stock of the corporation entitled to vote thereon and by the affirmative vote of holders of not less than two-thirds of all such outstanding shares held by any Related Person (as hereinafter defined); provided, however, that any amendment, modification or repeal of any Sections 3.2, 3.13, or this Section 7.3 declared advisable by the affirmative vote of two-thirds of the Continuing Directors (as hereinafter defined) then in office may be approved by the affirmative vote of the holders of not less than two-thirds of all outstanding shares of capital stock of the corporation entitled to vote thereon. The term 'Related Person' shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates (as such terms are defined in Rule 12b-2, or any successor rule, promulgated under the Securities Exchange Act of
               1934), beneficially owns (as defined in Rule 13d-3, or any successor rule, promulgated under the Securities Exchange Act of
               1934) in the aggregate ten percent or more of all outstanding shares of capital stock of the corporation entitled to vote generally for directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limiting the foregoing, any shares of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warranty or options, or otherwise, shall be deemed beneficially owned by the Related Person. The term 'Continuing Director' shall mean (a) if at the time of determination there is no Related Person of the corporation, each director, or (b) if at the time of determination there is one or more Related Persons of the corporation, each director who was a member of the Board of Directors of the corporation immediately prior to the time that one of such Related Persons first became a Related Person."

                                  Article VIII

      Section 8.1. Control Share Acquisitions. Massachusetts General Law ch 110D shall not apply to Control Share acquisitions.